                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  PC411, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   PC411, INC.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 12, 1999


TO THE STOCKHOLDERS OF PC411, INC.:

         The Annual Meeting of Stockholders of PC411, Inc., a Delaware corporation (the "Company"), will be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Tuesday, January 12, 1999 at 11:00 a.m. local time, and at any postponement or adjournment thereof, for the following purposes:

         1. To elect four directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

         2. To amend the Company's Certificate of Incorporation to change the corporate name to CDSI Holdings Inc.

         3. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.

         Every holder of record of common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on December 9, 1998 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from December 31, 1998 to January 12, 1999, at the headquarters of the Company located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement, form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, together with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, are enclosed herewith.

                                        By Order of the Board of Directors,




                                        RICHARD J. LAMPEN
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

Miami, Florida
December 14, 1998


--------------------------------------------------------------------------------
      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

--------------------------------------------------------------------------------

                                   PC411, INC.
                             100 S.E. SECOND STREET
                              MIAMI, FLORIDA 33131

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                                  INTRODUCTION

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of PC411, Inc., a Delaware corporation (the "Company"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Tuesday, January 12, 1999, at 11:00 a.m. local time, and at any postponement or adjournment thereof. The Company's principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, and its telephone number is (305) 579-8000.


                    VOTING RIGHTS AND SOLICITATION OF PROXIES

         Every holder of record of common stock, par value $.01 per share (the "Common Stock"), of the Company at the close of business on December 9, 1998 (the "Record Date") is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. At the Record Date, the Company had outstanding 3,120,000 shares of Common Stock. The approximate date on which this proxy statement, accompanying notice and proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, together with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the "Annual Report"), are first being mailed to stockholders is on or about December 15, 1998.

         Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

         All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the election of the Board's nominees and FOR the amendment to the Company's Certificate of Incorporation to change the corporate name to CDSI Holdings Inc. The nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the amendment to the Company's Certificate of Incorporation. The affirmative vote of the majority of votes cast at the meeting will be necessary for approval of any other matters to be considered at the Annual Meeting. In all cases, shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock (the only class of voting securities) by
(i) each person known to the Company to own beneficially more than five percent of the Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the Company's Named Executive Officers (as such term is defined in the Summary Compensation Table below) and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is 100 S.E. Second Street, Miami, Florida 33131.


                                                           NUMBER OF SHARES OF
                NAME AND ADDRESS(1)                            COMMON STOCK              PERCENTAGE OF OWNERSHIP
-----------------------------------------------------     ----------------------    ----------------------------------

New Valley Corporation(2)(3).....................               2,990,000                          64.7%
Direct Assist Holding, Inc.

Dean R. Eaker(4).................................                   - 0 -                          --
      67 Stonehedge Drive South
      Greenwich, CT 06831

J. Bryant Kirkland III(5)........................                   6,000                           *

Richard J. Lampen(5).............................                   6,000                           *

Henry Morris(5)..................................                   6,000                           *
        271 Madison Avenue
        New York, NY 10016

Robert Lundgren(5)...............................                  13,333                           *
       4920 N.W. 165th Street
       Miami, FL 33014

All executive officers and directors
      as a group (4 persons)(5)..................                  31,333                           1.0%



-------------------

*     Less than 1%

(1) Unless otherwise indicated, each named person has sole voting and investment power with respect to the shares set forth opposite such named person's name.

(2) Includes 500,000 shares subject to options and 1,000,000 shares subject to warrants which are currently exercisable or exercisable within 60 days of the date hereof.

(3) Both New Valley Corporation ("NVC") and Direct Assist Holding, Inc. ("DAH"), a wholly-owned subsidiary of NVC, have shared voting and investment power with regard to such shares. J. Bryant Kirkland III, an executive officer and a director of the Company, serves as Vice President, Chief Financial Officer and Treasurer of NVC and DAH and Richard J. Lampen, an executive officer and a director of the Company, serves as Executive Vice President of NVC and DAH and as a director of NVC. Neither Mr. Kirkland nor Mr. Lampen has investment authority or voting control over the Company's securities owned by NVC or DAH. The other executive officers and directors of NVC and DAH are Bennett S. LeBow, Chairman and Chief Executive Officer of NVC; Howard M. Lorber, President of NVC and a director of NVC and Chairman, President and Chief Executive Officer of DAH; Marc N. Bell, Vice President and Associate General Counsel of New Valley; and Henry C. Beinstein, Arnold I. Burns, Ronald J. Kramer, and Barry W. Ridings, directors of NVC.

(4) Mr. Eaker resigned as President, Chief Executive Officer and a director of the Company on November 5, 1998.

(5) Includes shares subject to options and/or warrants currently exercisable or exercisable within 60 days of the date hereof.

                      NOMINATION AND ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of directors shall be not less than two or more than nine, as may be fixed, from time to time, by the Board. The size of the Board is presently set at four. The present term of office of all directors will expire at the Annual Meeting. Four directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

         It is intended that proxies received will be voted FOR election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

         The Board recommends that stockholders vote FOR election of the nominees named below.

INFORMATION WITH RESPECT TO NOMINEES

         Set forth below is certain information, as of the Record Date, with respect to each of the nominees. Each nominee is a citizen of the United States.

         J. BRYANT KIRKLAND III, age 33, has served as the Company's Vice President, Chief Financial Officer, Secretary and Treasurer since January 1998 and as a director of the Company since November 1998. Mr. Kirkland has served in various financial capacities with New Valley Corporation ("NVC") since November 1994. He is presently Vice President, Treasurer and Chief Financial Officer of NVC, a publicly held company engaged in the investment banking and brokerage business, in the ownership and management of commercial real estate in the United States and Russia and in the computer software business. From July 1992 to November 1994, Mr. Kirkland served in various financial positions at Liggett Group Inc., a subsidiary of Brooke Group Ltd. ("Brooke"), a New York Stock Exchange listed holding company. Mr. Kirkland received a Bachelor of Science in Business Administration from the University of North Carolina in May 1987.

         RICHARD J. LAMPEN, age 45, has served as interim President and Chief Executive Officer of the Company since November 1998 and as a director of the Company since January 1997. Since October 1995, Mr. Lampen has been the Executive Vice President of NVC and since July 1996, the Executive Vice President of its affiliates, Brooke and BGLS Inc. ("BGLS"), a wholly-owned subsidiary of Brooke. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen is a director of NVC and Thinking Machines Corporation, a developer and marketer of data mining and knowledge discovery software and services in which NVC indirectly holds a controlling interest. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec's Music Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc. Mr. Lampen received a Bachelor of Arts degree from The Johns Hopkins University in 1975 and received a Juris Doctorate degree in 1978 from Columbia Law School.

         ROBERT M. LUNDGREN, age 40, has served as a director of the Company since January 1997. He also served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from January 1997 through January 14, 1998. Since January 14, 1998, Mr. Lundgren has been employed by Solar Cosmetic Labs, Inc. as Chief Financial Officer. From November 1994 through January 14, 1998, Mr. Lundgren was employed by NVC where he served as Vice President and Chief Financial Officer since May 1996. From November 1992 through November 1994, Mr. Lundgren worked for Deloitte & Touche as a

Senior Manager in the audit practice. Mr. Lundgren has been a certified public accountant since 1981 and holds a Bachelor of Science in Accounting from Wake Forest University.

         HENRY MORRIS, age 45, became a director of the Company in May 1997. Since 1989, Mr. Morris has been the Chairman and President of Morris & Carrick, Inc., a political and media consulting firm. Mr. Morris is also Chairman of the Board and Chief Executive Officer of Curran & Connors, Inc., a designer and producer of annual reports and corporate literature. Mr. Morris received a Bachelor of Arts degree in 1974 from Columbia College and a Juris Doctorate degree in 1978 from Columbia Law School.

         Biltmore Securities, Inc., the underwriter in connection with the May 1997 initial public offering of shares of the Company's Common Stock (the "IPO"), has the right to designate a director to serve on the Company's Board of Directors for the three year period beginning on the date the IPO was effective.

BOARD OF DIRECTORS AND COMMITTEES

         During 1997, the Board held three meetings. During 1997, the Compensation Committee (currently composed of Messrs. Lampen and Morris) and the Audit Committee (currently composed of Messrs. Lampen and Morris) did not meet. Each director attended at least 75% of the meetings of the Board. The Company does not have a nominating committee.

         The Audit Committee recommends to the Board of Directors the appointment of independent auditors, reviews and approves the scope of the annual audit of the Company's financial statements, reviews and approves any non-audit services performed by the independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures.

         The Compensation Committee reviews and recommends to the Board of Directors compensation arrangements for officers and directors, administers stock option plans and reviews major personnel matters.

EXECUTIVE COMPENSATION

         The following table sets forth the combined remuneration paid or accrued by the Company during its last three fiscal years to those persons who were, at December 31, 1997, the Company's Chief Executive Officer or who were executive officers whose cash compensation exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                 ANNUAL COMPENSATION             COMMON SHARES
         NAME AND                               ----------------------             UNDERLYING          ALL OTHER
    PRINCIPAL POSITION           YEAR           SALARY           BONUS              OPTIONS           COMPENSATION
    ------------------           ----           ------           -----           --------------       ------------
   Dean R. Eaker,                1997          $155,149           ---               364,000                ---
     President and Chief
     Executive Officer(1)



--------------------

(1) Mr. Eaker resigned as an executive officer and director of the Company on November 5, 1998. See "Certain Relationships and Related Transactions". In connection with such resignation, Mr. Eaker agreed that all options previously granted to him, whether vested or unvested, would be cancelled.

STOCK OPTIONS

         In order to attract and retain persons necessary for the business of the Company, the Company adopted the 1997 Stock Option Plan (the "Option Plan") covering up to 750,000 shares, pursuant to which officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The Option Plan, which expires ten years from the date of its adoption, is administered by the Board of Directors or the Compensation Committee. The selection of participants, allotment of shares, determination of price and other conditions relating to the grant of options is determined by the Board of Directors or the Compensation Committee. Incentive stock options granted under the Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Option Plan to a stockholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may be not less than 110% of the fair market value of the Shares on the date of the grant. The Company had granted options under the Option Plan to Mr. Eaker to acquire 364,000 shares of Common Stock at an exercise price of $4.40 per share. One-third of such options became exercisable upon consummation of the IPO and one-third are exercisable at the end of each of the first and second year following consummation of the IPO. In connection with Mr. Eaker's resignation as an executive officer and director of the Company on November 5, 1998, Mr. Eaker entered into an agreement with the Company which, among other things, cancelled the options granted to him under the Option Plan, whether vested or unvested.

         Under the Option Plan, each director who is not a full-time employee of the Company, immediately upon first taking office, is granted options to purchase 6,000 shares of Common Stock exercisable at the fair market value of such shares on the date of grant. Options for 3,000 shares covered thereby are exercisable immediately and options for 3,000 shares become exercisable on the first anniversary of the date of grant. Subsequently, the Option Plan provides for annual grants of options to purchase 3,000 shares of Common Stock upon reelection as a director of the Company.

         In January 1997, the Company issued to DAH options to purchase 500,000 shares of Common Stock at an exercise price of $5.75 per share.

         The following tables set forth certain information concerning the incentive stock options granted during fiscal 1997 to the Named Executive Officers and the fiscal year-end value of unexercised options on an aggregated basis:


                              OPTION GRANTS IN 1997

                          INDIVIDUAL GRANTS OF OPTIONS

                                         PERCENT OF                                       POTENTIAL REALIZABLE VALUE
                                           TOTAL                                           AT ASSUMED ANNUAL RATES
                       NUMBER OF          OPTIONS                                        OF STOCK PRICE APPRECIATION
                       SECURITIES         GRANTED         EXERCISE                            FOR OPTION TERM(1)
                       UNDERLYING       TO EMPLOYEES        PRICE        EXPIRATION      ---------------------------
       NAME            OPTION (#)         IN 1997          ($/SH)          DATE           5% ($)          10% ($)
       ----            ----------        ---------      ------------    -----------       ------          -------
  Dean R. Eaker         364,000(2)         79.9%            $4.40         12/31/06      $996,886          $2,521,068




----------

(1) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the respective options. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation or decline in the price of the Common Stock from the date of grant to the date of this Proxy Statement.

(2)   All of such options were cancelled on November 5, 1998.

                      AGGREGATED 1997 YEAR END OPTION VALUE

                                                 NUMBER OF COMMON SHARES                 VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS AT
                                                     AT 12/31/97 (#)                         12/31/97 ($)
     NAME                                       EXERCISABLE/UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE
     ----                                       -------------------------              -------------------------

Dean R. Eaker                                     123,333 / 242,667(1)                          --



---------------------
(1) All of such options was cancelled on November 5, 1998.

EMPLOYMENT AGREEMENTS

         The Company had entered into an employment agreement (the "Employment Agreement") with Dean R. Eaker, its President and Chief Executive Officer until his resignation on November 5, 1998. The Employment Agreement had an initial term that expired on June 30, 1998, with automatic renewals thereafter for additional one-year periods unless notice of non-renewal was given by either party within the ninety-day period prior to the termination date. The Employment Agreement provided for a base salary of $180,000 which may be supplemented by discretionary and performance increases as may be determined by the Board of Directors. The Employment Agreement provided, among other things, for participation in an equitable manner in any profit sharing or retirement, life insurance and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. Pursuant to the Employment Agreement, termination of employment by the Company without "cause", or by the executive following a material adverse change in title, duties or benefits, would subject the Company to liability for liquidated damages in an amount equal to six months' base salary. The Employment Agreement contained a non-competition covenant with the Company for a period of one-year following termination of employment.

         In connection with Mr. Eaker's resignation, Mr. Eaker entered into an agreement with the Company which terminated his employment agreement as of November 5, 1998.

COMPENSATION OF DIRECTORS

         The Company pays each director who is not a full-time employee of the Company an annual retainer of $5,000, payable quarterly and reimburses the directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company.

         Under the Company's Option Plan, each director who is not a full-time employee of the Company, immediately upon first taking office, is granted options to purchase 6,000 shares of Common Stock exercisable at the fair market value of such shares on the date of grant. Options for 3,000 shares covered thereby are exercisable immediately and options for 3,000 shares become exercisable on the first anniversary of the date of grant. Subsequently, the Option Plan provides for annual grants of options to purchase 3,000 shares of Common Stock upon reelection as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DAMI TRANSACTION. On November 5, 1998, PC411, Inc. (the "Company") contributed the non-cash assets and certain liabilities of its on-line data delivery service business (the "PC411 Service") to Digital Asset Management, Inc. ("DAMI"). DAMI is a newly formed corporation organized by Dean Eaker, the former President, Chief Executive Officer and a director of the Company, and Edward Fleiss, the former Vice President and Chief Technology Officer of the Company, to continue to operate and develop the PC411 Service. The Company received preferred stock representing an initial 42.5% interest in DAMI in exchange for the contribution of the PC411 Service. Acxiom Corporation ("Acxiom") purchased preferred stock representing a 42.5% interest in DAMI for $1,250,000 and will initially designate a majority of the Board of Directors of DAMI. DAMI's management, including Messrs. Eaker and Fleiss, will hold an initial 15% interest in DAMI with options to increase their ownership position to 50% upon satisfaction of certain operational and financial benchmarks over a three-year period.

         The Company has agreed, under certain conditions, to fund up to $200,000 of an $800,000 working capital line to be provided to DAMI by Acxiom, the Company and Dean R. Eaker.

         Effective with the closing of the DAMI transaction, Dean R. Eaker and Edward A. Fleiss resigned their positions with the Company and entered into an agreement with the Company terminating their employment agreements. The Board of Directors of the Company elected Richard J. Lampen, a director of PC411, as interim President and Chief Executive Officer, and J. Bryant Kirkland III, Vice President and Chief Financial Officer of PC411, as a director. Messrs. Lampen and Kirkland also serve as executive officers of NVC.

         NEW VALLEY CORPORATION. The Company and DAH, a wholly owned subsidiary of NVC, entered into an agreement dated as of May 10, 1995, as amended, pursuant to which the Company sold and DAH purchased 1,820 shares of the Company's authorized Preferred Stock for an aggregate of $1,001,000 ($550 per share). Initially, the Preferred Stock was convertible into shares of Common Stock on a one for one basis. In connection with the Loan Agreement (defined below), the conversion ratio on the Preferred Stock was increased to 4.7395 shares of Common Stock for each share of Preferred Stock. The holder of the Preferred Stock was entitled to receive an annual cash dividend of $55 for each share of Preferred Stock. The right to receive dividends was cumulative. Approximately $170,000 in accrued and unpaid dividends was paid in May 1997 out of the net proceeds of the IPO.

         The Company entered into a Loan and Security Agreement, dated as June 27, 1996, as amended (the "Loan Agreement"), with NVC pursuant to which NVC agreed, from time to time and in its absolute and sole discretion, to lend the Company up to an aggregate of $750,000. From June 27, 1996 to May 15, 1997 NVC made 23 advances aggregating $659,148. Each advance was evidenced by a demand promissory note issued by the Company and payable to NVC with interest at a rate of 12% per annum (the "NVC Notes"). The NVC Notes were secured by all of the assets of the Company. In May 1997 the Company issued 1,000,000 warrants (the "NVC Warrants") to NVC in satisfaction of $250,000 of the indebtedness owed to NVC. The NVC Warrants are of the same class and have the same terms and conditions as the warrants offered in the IPO. Accordingly, each NVC Warrant entitles the holder thereof to purchase one share of Common Stock at a price equal to $6.10 per share beginning one year from the date of the IPO, May 14, 1998, and ending four years thereafter, May 13, 2002. Upon consummation of the IPO, the remaining amount due to NVC, including accrued interest, $447,064, was repaid out of the proceeds of the IPO and the Loan Agreement was terminated.

         In January 1997, the Company issued to DAH options to purchase 500,000 shares of Common Stock at an exercise price of $5.75 per share. The Company has agreed with DAH that, upon its written request, the Company will file a registration statement with respect to the shares of Common Stock acquired upon the exercise of such options. The Company has agreed, to the extent permitted by law, to indemnify and hold harmless each of DAH and NVC against certain liabilities in connection with the registration and offering of the Company's securities, including liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 or any comparable state securities laws. The Company has further agreed to pay all fees and expenses incident to the registration of such securities, except selling commissions and fees and expenses of counsel and any other professional advisors, if any, to each of DAH and NVC.

         Certain accounting and related financial functions are performed on behalf of the Company by employees of NVC. Expenses incurred relating to these functions are allocated to the Company and paid as incurred to NVC based on management's best estimate of the cost involved. The amounts so allocated for the Company's fiscal year ended December 31, 1997 was immaterial.

         OTHER. In 1997, the Company reimbursed $10,000 to Matthew E. Stasior, a former director of the Company, for expenses in connection with the IPO.


                      APPROVAL OF CHANGE IN CORPORATE NAME

         The Board has adopted and declared advisable, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to change the corporate name to "CDSI Holdings Inc."

         On November 5, 1998, the Company contributed the PC411 Service, including the rights to the "PC411" name, to DAMI in exchange for preferred stock representing an initial 42.5% interest in DAMI. See "Certain Relationships and Related Transactions - DAMI Transaction". As a result of the DAMI transaction, the Company's primary business operations will be the marketing of an inventory control system for tobacco products through its wholly owned subsidiary, Controlled Distribution Systems, Inc. The Board believes that the new corporate name will more appropriately reflect the Company's current business activities.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve this amendment to the Company's Certificate of Incorporation. As a result, shares with respect to which authority is withheld, abstentions and Broker Shares that are not voted will have the same effect as votes against this proposal.

         The Board recommends a vote FOR amending the Company's Certificate of Incorporation to change the corporate name.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP ("PWC") has been the independent auditors for the Company since March 11, 1998 and will serve in that capacity for the 1998 fiscal year unless the Board deems it advisable to make a substitution.

         On March 11, 1998, the Audit Committee of the Company's Board of Directors voted to dismiss the firm of KPMG Peat Marwick LLP ("KPMG") and approve the engagement of the firm of PWC as auditors for fiscal year 1997. During the two most recent fiscal years and through March 11, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report. The audit report of KPMG on financial statements of the Company as of and for the two fiscal years ended December 31, 1996 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles; however, such report did contain an explanatory paragraph stating that "the Company's losses from operations and deficit accumulated during the development stage raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statement do not include any adjustments that might result from the outcome of this uncertainty".

         It is expected that one or more representatives of PWC will attend the Annual Meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the Annual Meeting if they so desire.


                                  MISCELLANEOUS

1997 ANNUAL REPORT ON FORM 10-K

         The Company has mailed, with this proxy statement, a copy of the Annual Report to each stockholder as of the Record Date. If a stockholder requires an additional copy of the Annual Report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company's Secretary at PC411, Inc., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires directors and executive officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities (the "Reporting Persons"), to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Such Reporting Persons are also required by SEC regulations to furnish the Company with copies of all such reports that they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 1997, all Reporting Persons have timely complied with all filing requirements applicable to them except for a Form 3 untimely filed by J. Bryant Kirkland III, an officer of the Company.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1999 Annual

Meeting of Stockholders of the Company pursuant to Rule 14a-8 under the Securities Exchange of 1934 must be received by the Company at its principal executive offices, 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131,
Attention: J. Bryant Kirkland III, Secretary, on or before August 17, 1999 in order to be included in the Company's proxy statement and accompanying proxy card relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by November 1, 1999.

OTHER MATTERS

         The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for customary and reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Common Stock.

         The Board knows of no other matters which will be presented at the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.


                                          By Order of the Board of Directors,



                                          RICHARD J. LAMPEN
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


Dated: December 9, 1998

                                                                      APPENDIX A

                                   PC411, INC.

                                      PROXY

      SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF
                          STOCKHOLDERS OF PC411, INC.


         The undersigned stockholder of PC411, Inc. (the "Company") hereby constitutes and appoints J. Bryant Kirkland III and Marc N. Bell, attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at The Hyatt Regency Miami, 400 S.E. Second Avenue, Miami, Florida 33131 on Tuesday, January 12, 1999 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

                (TO BE CONTINUED AND SIGNED ON THE REVERSE SIDE)

[x]      PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

Item 1. Election of Directors:

        FOR all nominees named at right (except as indicated to the contrary) [ ]

        WITHHOLD AUTHORITY to vote for all nominees named at right [ ]

        Nominees:   J. Bryant Kirkland III, Richard J. Lampen, Robert M. Lundgren and Henry Morris

       (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

-------------------------------------------------------------------------------------------------------------

Item 2. Proposal to change the corporate name to CDSI Holdings Inc.

                  [ ] FOR                 [ ] AGAINST              [ ]   ABSTAIN


         If not otherwise directed, this proxy will be voted FOR the election of the nominees and FOR the change in the corporate name.

         The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR the approval of Item 2.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTPAID ENVELOPE.


Signature ________________ Date _______ Signature _________________ Date _________
                                                   IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. If signing as attorney, administrator, trustee, guardian or the like, please give full title as such. If signing for a corporation, please give your title.



